SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 23, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-22609                                          84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



         1801 California Street            Denver, Colorado              80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-5109
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On May 23, 2002, Qwest Communications International Inc. ("Qwest") hosted a conference call with media, analysts, investors and other interested persons. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

         On the call or in this Current Report on Form 8-K Qwest announced the following:

     o The downgrade by Standard and Poor's of Qwest's long term corporate credit rating to BB+ does not constitute a default under its syndicated credit facility or under any of its other debt instruments. No acceleration of payments under the credit facility or the other debt instruments would result from the downgrade.
     o As stated previously, Qwest is committed to strengthen its balance sheet through de-leveraging efforts. These may include one or more of a sale of non-core assets, sale of an equity-linked security and a receivables securitization. There can be no assurance that any of these will be completed in 2002 or on terms satisfactory to Qwest. Qwest believes it will be in compliance with its covenants for 2002 whether or not it completes any of these efforts. At this time Qwest is not providing additional guidance on adjusted EBITDA for the second quarter or 2002.
     o The only impact of the downgrade on the credit facility is a nominal increase in the interest rate that Qwest estimates would be between $15 and $17 million if the full amount under the term note were to remain outstanding until its maturity on May 3, 2003.
     o Qwest has two series of high-yield bonds issued prior to the U S WEST merger containing covenants that were suspended while Qwest maintained its investment grade rating. Due to the downgrade these covenants now apply. The two series are the 7.5% Senior Notes due 2008 in an aggregate principal amount of $750 million and the 7.25% Senior Notes due 2008 in an aggregate principal amount of $300 million ("Impacted Pre-Merger Debt"). We are discussing certain of the covenants herein, but copies of the indentures for the Impacted Pre-Merger Debt that contain the complete terms are filed with the Securities and Exchange Commission as exhibits to Qwest's Annual Report on Form 10-K for the year ended December 31, 1998 (by incorporation by reference to Qwest's Registration Statement on Form S-4 (File No. 333-71603) filed February 2, 1999).
     o Under the Impacted Pre-Merger Debt indentures, the most restrictive covenant is a restriction on debt incurrence that requires Qwest to meet one of two tests. The first test is a ratio of debt to consolidated cash flow available for fixed charges (as defined in the indentures) of 5:1; and the second test is a ratio of debt to consolidated capital (as defined in the indentures) of 2:1. The debt to consolidated cash flow is less restrictive than a similar covenant under the credit facility, and the debt to capital ratio calculated as of March 31, 2002 was less than 1. Qwest does not view either of these tests as restrictive given its current plans. The indentures define capital for these purposes as the higher of paid-in capital and stockholders' equity. The write down of goodwill expected to be taken in the second quarter will not adjust paid-in capital.
     o Another covenant that currently applies under the Impacted Pre-Merger Debt limits the application of proceeds of certain asset sales. Under this covenant, proceeds must generally be used to pay down debt or fund

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         telecommunication operations. The credit facility requires that proceeds of asset sales be applied to reduce the borrowings under that facility to $2 billion or less.
     o As Qwest has previously disclosed, adjusted EBITDA as reported by Qwest is not the same definition of EBITDA used in its debt instruments including the credit facility. The adjusted EBITDA number included in its annual report for 2001 is 2.85% higher than the number calculated under the credit facility for the same twelve month period. The adjusted EBITDA number for the three months ended March 31, 2002 included in Qwest's Quarterly Report for that period is the same as the number for that three month period that would be calculated using the definition in the credit facility. The covenant under the credit facility requires a comparison of debt to consolidated EBITDA for the most recent four quarters, and on this basis, as of March 31, 2002 the total adjusted EBITDA for the four quarters ended March 31, 2002 is 1.16% higher than the number calculated under the credit facility. The differences have varied from period to period, and the difference between the reported number calculated as of March 31, 2002 and the calculation under the credit facility should not be indicative of the differences, if any, in future periods. Qwest's statements, including in this Current Report on Form 8-K, that it believes it will comply with its covenants for 2002 are based on the calculations used in its debt instruments including the credit facility and not necessarily on the adjusted EBITDA to be reported.


FORWARD LOOKING STATEMENTS WARNING

         This Current Report on Form 8-K may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report on Form 8-K. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or

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otherwise. The cautionary statements contained or referred to in this Current
Report on Form 8-K should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: May 29, 2002                     By: /s/ YASH A. RANA
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                                           Yash A. Rana
                                           Vice President

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